Exhibit 99.1

AsiaInfo Announces Filing of Form S-3 to Register Stock

BEIJING, China/SANTA CLARA, Calif. – December 23, 2008 – AsiaInfo Holdings, Inc. (NASDAQ: ASIA) (the “Company”), a leading provider of telecom software solutions and IT security products and services in China, today announced that it has filed a registration statement on Form S-3 with the United States Securities and Exchange Commission (the “SEC”), to register the sale of shares of its common stock on behalf of one of its major stockholders – CITIC Capital MB Investment Limited.

The shares to be registered will be offered for sale to the public market, and are expected to be underwritten by Morgan Stanley & Co., Incorporated. The Company will not receive any of the proceeds from the sale of stock by the selling stockholder. A copy of the prospectus relating to these securities may be obtained when available from Morgan Stanley & Co. Incorporated, 180 Varick Street, New York, New York 10014, Attention: Prospectus Department, or by e-mailing prospectus@morganstanley.com.

A registration statement relating to these securities has been filed with the United States Securities and Exchange Commission but has not yet become effective. The securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective.

This announcement shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. Any such offer will be made solely by means of a prospectus meeting the requirements of the applicable securities laws.

About AsiaInfo Holdings, Inc.

AsiaInfo Holdings, Inc. (Nasdaq: ASIA) is a leading provider of high-quality telecom software solutions and IT security products and services to some of China’s largest enterprises as well as many small and medium sized companies in China. An established leader in the Chinese telecommunications industry, AsiaInfo became a prominent supplier of IT security products and services in China with the acquisition of Lenovo’s non-telecom related IT services business in 2004.

Safe Harbor Statement

The information contained in this document is as of December 23, 2008. AsiaInfo assumes no obligation to update any forward-looking statements contained in this document as a result of new information or future events or developments.

This document contains forward-looking information about AsiaInfo’s operating results and business prospects that involve substantial risks and uncertainties. You can identify these statements by the fact that they use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. Among the factors that could cause actual results to differ materially are the following: government telecommunications infrastructure and budgetary policy in China; our ability to maintain our concentrated customer base; the long and variable billing cycles for our products and services that can cause our revenues and operating results to vary significantly from period to period; our ability to meet our working capital requirements; our ability to retain our executive officers; our ability to attract and retain skilled personnel; potential liabilities we are exposed to because we extend warranties to our customers; risks associated with cost overruns and delays; our ability to develop or acquire new products or enhancements to our software products that are marketable on a timely and cost-effective basis; our ability to adequately protect our proprietary rights; the competitive nature of the markets we operate in;

political and economic policies of the Chinese government. A further list and description of these risks, uncertainties, and other matters can be found in our Annual Report on Form 10-K for the fiscal year ended December 31, 2007, and in our periodic reports on Forms 10-Q and 8-K filed with the United States Securities and Exchange Commission and available at www.sec.gov.

For investor and media inquiries, please contact:

In China:

Ms. Sheryl Zhang

AsiaInfo Holdings, Inc.

Tel: +86-10-8216-6039

Email: ir@asiainfo.com